Exhibit 10.2

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (the “Termination Agreement”) is made as of the 20th day of August, 2004, by and between FUND VIII AND FUND IX ASSOCIATES, a Georgia general partnership (the “Landlord”), and CIRRUS LOGIC, INC., a Delaware corporation (the “Tenant”).

RECITALS

A. Prime West Development, Inc. and Tenant entered into that certain Lease dated as of July 5, 1995 (the “Original Lease”), with respect to certain premises (the “Premises”) located in the building commonly known as the Cirrus Logic, Inc. Facility at 305 Interlocken Parkway in Boulder County, Colorado.

B. Orix Prime West Bloomfield II Venture, as successor in interest to Prime West Development, Inc., and Tenant entered into certain amendments to the Original Lease dated, respectively, October 4, 1996, February 4, 1997 and February 18, 1997 (the “Orix Amendments”).

C. Landlord is the successor in interest to Orix Prime West Bloomfield II Venture, as “Landlord” under the Lease, and is the current owner of the Premises.

D. Landlord and Tenant entered into that certain Fourth Amendment of Lease dated July 23, 1997 (the “Associates Amendment”) (the Original Lease, the Orix Amendments and the Associates Amendment being hereinafter sometimes referred to, collectively, as the “Lease”).

E. Tenant acknowledges that this lease termination may require Landlord to incur certain costs and, in order to make Landlord whole, has agreed to fund the cost of certain anticipated tenant improvements, leasing commissions and other lease-up costs relating to re-letting the Premises and operating expenses incurred during the vacancy of the Premises, all of which shall inure to the benefit of Landlord upon the termination of the Lease.

F. Landlord and Tenant further desire to provide for the termination of their respective rights, liabilities and obligations under the Lease in accordance with the provisions hereinafter set forth and for the consideration set forth herein.

AGREEMENT

In consideration of the foregoing recitals, the exchange for value described herein, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Termination of Lease. Subject to the terms of this Agreement, including Paragraph 3 hereof, (a) the Lease shall be terminated as of 12:00 P.M. on August 20, 2004 (the “Effective Date”) with the same force and effect as though the Effective Date were the original Expiration Date or Termination Date under the Lease, (b) Tenant’s right to occupy the Premises shall cease at the Effective Date, and (c) the Renewal Options to extend the Term of the Lease are cancelled and terminated and shall be of no force or effect following the Effective Date. Notwithstanding such termination, Landlord shall pay to Tenant, pursuant to a credit against the Termination Fee, as hereinafter defined, the sum of $79,621.55 (the “Credit”), representing a real estate tax credit for the years 1999 through 2003, a 2001 tax refund, along with rental and operating expense credits for the period from the Effective Date through August 31, 2004.

2. Surrender of Premises and Other Property. On or before the Effective Date, notwithstanding any provision of the Lease obligating Tenant to make any changes to the Premises, Tenant shall peaceably surrender the Premises, in its current “AS IS, WHERE IS” condition, normal wear and tear and damage by fire or other casualty excepted. Landlord has inspected the Premises and has accepted the condition of the Premises in its current “AS IS, WHERE IS” condition, thereby relieving Tenant from any obligation which might exist under the Lease which would require Tenant to restore the Premises to some other condition on the termination of the Lease. Tenant hereby agrees that all data and communication cabling and other structured wiring shall be left intact and that the fixed termination points for such cabling and wiring shall not be removed, cut or otherwise disturbed. Any cable that is terminated on a patch panel or a jack via a “punched down” connection must be left in place. In particular, the connection from the patch panel side (typically located in a central wiring area or closet) to the jack side, such as a wall plate or some other kind of connector (typically located in a cubicle or office space), must remain completely intact. Any labeling that helps to identify the cable termination points must also be left undisturbed. In addition, Tenant hereby agrees that all cubicles, modular furniture and cubicle chairs currently located in the Premises shall be left intact, shall not be removed, and shall become the property of Landlord in their “AS IS, WHERE IS” condition as of the Effective Date.

3. Payments.

(a) In consideration of Landlord’s agreement to (i) terminate the Lease, and (ii) release Tenant from any and all liabilities and obligations arising from the execution of the Lease and all terms, covenants and conditions thereof, including, but not limited to its obligation to pay rent, Tenant hereby agrees (1) to pay Landlord, subject to the Credit, the complete sum of One Million Six Hundred and Seventy-Three Thousand Dollars ($1,673,000) (the “Termination Fee”), (2) to pay Landlord the complete sum of Eight Hundred Thousand Dollars ($800,000) (the “Tenant Improvement Reimbursement”) as reimbursement to Landlord for the unamortized amount of tenant improvements previously made to the Premises by Landlord, and (3) to pay into escrow the amounts (the “Escrow Amounts”) set forth in Paragraph 3(c) below, all in accordance with the terms and conditions of that certain Lease Termination Escrow Agreement, the form of which is attached hereto as Exhibit A (the “Escrow Agreement”). The payment to Landlord of the Termination Fee and the Tenant Improvement Reimbursement (totalling $2,473,000.00 in the aggregate, less the Credit, for a balance of $2,393,378.45) and the payment to the Agent (as defined below) of the Escrow Amounts (totalling $1,800,000 in the aggregate) shall be made concurrently with the execution of this Termination Agreement by Tenant and represent consideration delivered by Tenant to the Landlord for the contemporaneous termination and release of Tenant from any and all liabilities and obligations arising from the execution of the Lease or any terms, covenants and conditions thereof.

(b) Landlord agrees to be responsible for the payment and remittance of all sales tax, if any, imposed in connection with this transaction, as well as the payment of any use tax which may be imposed in connection with such transaction. Landlord shall retain all monies existing in any capital reserve account as of the Effective Date.

(c) Contemporaneously with the execution hereof, Tenant shall deliver to the escrow agent designated in the Escrow Agreement (“Agent”), the Escrow Amounts hereinafter described. The Escrow Amounts shall be a total of One Million Eight Hundred Thousand Dollars ($1,800,000), described as follows:

(i) $1,300,000 as funding or as reimbursement to Landlord of Landlord’s expenses incurred for tenant improvements, leasing, commissions and other lease-up costs incurred in connection with re-letting the Premises (the “Lease-Up Escrow”); and

(ii) $500,000 into an operating expense reserve fund (the “Operating Expense Escrow”).

all as defined and more fully described in the Escrow Agreement. Landlord shall have the right to draw funds from the Lease-Up Escrow in accordance with the terms and conditions of the Escrow Agreement to fund or to reimburse the funding of any and all expenses incurred for tenant improvements, leasing commissions and other lease-up costs incurred in connection with the re-letting the Premises. In addition, Landlord shall have the right to draw funds from the Operating Expense Escrow in accordance with the terms and conditions of the Escrow Agreement to pay utilities, taxes, insurance and other operating expenses relating to the Premises, or to reimburse Landlord for such amounts, during the period from the Effective Date until the earlier of: (i) such time as the Premises is at least 40% leased to one or more tenants currently paying rent for space at the Premises, or (ii) the sale or other disposition of the Premises by Landlord. All monies remaining in escrow after the Premises is at least 40% leased to one or more tenants currently paying rent for space at the Premises, or upon the sale or other disposition of the Premises by Landlord, if earlier, and any interest on the Escrow Amounts, shall inure to the benefit of and become the property of the Landlord.

(d) Landlord and Tenant each hereby expressly acknowledge that they have taken the full release and discharge contained in this Termination Agreement into account in determining the consideration to be paid for the giving of this release and the termination of the Lease, and that said consideration and the mutual covenants contained in this Termination Agreement, having been bargained for by and between the parties with the knowledge of possible unknown claims, has been given in exchange for a full (subject to the terms and provisions of this Termination Agreement) accord, satisfaction and discharge of all obligations and liabilities.

(e) Tenant has paid and Landlord acknowledges receipt of all rent and other monetary obligations owed by Tenant under the Lease through the date hereof.

4. Mutual Release and Waiver. Except for (a) those obligations stated in this Termination Agreement which, by their terms, are intended to continue beyond the termination of the Lease, and (b) claims by a third party unrelated to Landlord arising or accruing prior to the Effective Date as to which Landlord does not have actual knowledge prior to the date of this Termination Agreement, effective as of the Effective Date each party hereto, for itself and each of its respective past, present and future predecessors, successors, subsidiaries, parents, assigns, agents, representatives, partners, officers, managers, directors, shareholders, members, employees, administrators, trustees and attorneys hereby fully and forever remises, releases, relinquishes, waives and discharges the other party hereto, and all of its past, present and future predecessors, successors, subsidiaries, parents, assigns, agents, representatives, partners, officers, managers, directors, shareholders, members, employees, administrators, trustees and attorneys of and from any and all actions, causes of action, rights, liabilities, obligations, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, leases, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, and claims of whatever kind or nature in law or equity, whether now known or unknown, vested or contingent, suspected or unsuspected, which said party may now have, ever had or will have against the other party which in any way relates, directly or indirectly, to the Lease or the Premises. The foregoing release constitutes a general release by each party. Each party further waives any right which it may have under any provision of applicable law which provides that a general release does not extend to claims which the releasor does not know or suspect to exist in its favor at the time of executing this general release. The term “actual knowledge” of Landlord as used in this Paragraph 4 shall refer only to the actual knowledge of current personnel of Wells Management Company, Inc., an affiliate of Landlord, who have been directly involved in the management of the Landlord’s business relating to the Premises.

5. Tenant’s Representations. Tenant hereby represents and warrants to Landlord that (a) Tenant has not heretofore assigned, transferred or hypothecated all or any portion of its interest in the Lease to any party, (b) Tenant has the full right, legal power and actual authority to enter into this Termination Agreement and to terminate the Lease as provided herein, (c) no real estate broker claiming by, through or under Tenant is entitled to any commission or other compensation from Landlord in connection with this Termination Agreement, and (d) the person executing this Termination Agreement on behalf of Tenant has the full requisite right, legal power and actual authority to validly execute and deliver this Termination Agreement on behalf of Tenant and bind Tenant to the terms and conditions hereof without the joinder of any other party being required. The representations and warranties set forth in this Paragraph 5 shall survive the termination of the Lease, and Tenant shall indemnify, defend and hold Landlord harmless from all liability, expenses, damages or costs, including, without limitation, reasonable attorneys’ fees, arising from any inaccuracy or breach of Tenant’s representations in this Paragraph 5.

6. Landlord’s Representations. Landlord hereby represents and warrants to Tenant that (a) Landlord owns fee simple title to the real property and improvements upon which the Premises are located and is the sole owner of all of the rights, duties, and obligations of Landlord under and pursuant to the Lease, (b) Landlord has the full right, legal power and actual authority to enter into this Termination Agreement and to terminate the Lease as provided herein, (c) no real estate broker claiming by, through or under Landlord is entitled to any commission or other compensation from Tenant in connection with this Termination Agreement, (d) the person executing this Termination Agreement on behalf of Landlord has the full requisite right, legal power and actual authority to validly execute and deliver this Termination Agreement on behalf of Landlord and bind Landlord to the terms and conditions hereof without the joinder of any other party being required, (e) no other person or entity, by assignment, subrogation, or otherwise, has or retains any right, title, or interest in and to any respective claims, demands, damages, actions, causes of action, costs, expenses, or liabilities relating to the Lease, and (f) every lender of Landlord holding a lien against the Premises has agreed to and approved the Landlord’s execution and delivery of this Termination Agreement, if required by the terms of the applicable loan documents. The representations and warranties set forth in this Paragraph 6 shall survive the termination of the Lease, and Landlord will indemnify, defend and hold Tenant harmless from all liability, expenses, damages or costs, including, without limitation, reasonable attorneys’ fees, arising from any inaccuracy or breach of Landlord’s representations in this Paragraph 6.

7. Interpretation of Termination Agreement. In the event of any conflict between the Lease and this Termination Agreement, the terms of this Termination Agreement shall control. Initially capitalized terms not otherwise defined in this Termination Agreement shall have the meaning ascribed to such terms in the Lease.

8. Binding Effect. The provisions of this Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Any party hereto which transmits by facsimile to the other party a copy of this Termination Agreement executed by the transmitting party shall be bound by the terms of such agreement with the same force and effect as though an original signed copy of this Termination Agreement had been delivered to the recipient of such facsimile transmission.

9. Governing Law. This Termination Agreement shall be governed by and construed under the laws of the state in which the Premises are located.

10. Entire Agreement. This Termination Agreement is made up of the body of the agreement and the exhibits and schedules attached hereto, if any, all of which are hereby incorporated by reference into the body hereof. There are no other agreements, oral or written, between the parties with respect to the matters covered by this Termination Agreement, and any prior agreements with respect to such matters are superseded, except to the extent any provision of this Termination Agreement provides otherwise.

11. Amendment. The only way to amend or otherwise modify this Termination Agreement is for the parties to sign a written instrument which expresses the intent to amend or otherwise modify this Termination Agreement.

12. Notice. All notices and other written communications which are required or called for under any provision of this Termination Agreement shall be effective only if they are in writing, addressed to the proper party and sent in one of the following ways: (a) by United States mail, certified, return receipt requested; (b) by a recognized overnight carrier, such as Federal

Express or United Parcel Service, marked for next day delivery; or (c) by facsimile transmission, in each case with delivery charges (if any) prepaid and addressed as set forth below. Any party may change its address for notice by giving notice to the other parties in the manner provided herein. Such a notice or other communication shall be deemed delivered at the following times: if sent by United States mail, then the first to occur of receipt or three business days after the deposit hereof into the United States mail, certified mail return receipt requested; if sent by a recognized overnight carrier, then one business day after the acceptance by the carrier for next day delivery; and if by facsimile, on the business day it is sent if the sender verifies that the notice was received at the recipient’s facsimile machine during regular business hours on the day sent—otherwise, on the next business day; provided, that any notice or other communication sent by facsimile must be reasonably legible when received by a properly operating facsimile receiver.

If to Landlord:         Fund VIII and Fund IX Associates

                 6200 The Corners Parkway

                 Norcross, GA 30092-3365

                 Fax Number: (770) 243-8190

                 Attn: Scott P. Brown

With a copy to: Holland & Knight, LLP

                 1201 West Peachtree St., N.E., Suite 2000

                 Atlanta, GA 30309

                 Fax Number: (404) 881-0470

                 Attn: Donald Kennicott, Esq.

If to Tenant:    Cirrus Logic Inc.

                 2901 Via Fortuna

                 Austin, Texas 78746

                 Fax Number: (512) 851-4903

                 Attn: Director of Purchasing and Real Estate

With a copy to: Cirrus Logic Inc.

                 2901 Via Fortuna

                 Austin, Texas 78746

                 Fax Number: (512) 851-4500

                 Attn: General Counsel

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Termination Agreement under seal as of the day, month and year first above written.

LANDLORD:				TENANT:

FUND VIII AND FUND IX ASSOCIATES				CIRRUS LOGIC, INC.
a Georgia general partnership				a Delaware corporation

By:	Wells Real Estate Fund VIII, L.P., a Georgia limited partnership, as Administrative Venturer			By:

Name:
Its:

	By:	Wells Partners, L.P., a Georgia limited partnership, as General Partner

		By:	Wells Capital, Inc. a Georgia corporation, as General Partner

By:

Name:

Its: